                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT
                             --------------------

THIS EMPLOYMENT AGREEMENT, dated as September 29, 1999 (the "Effective Date"), is by and between ROBERT A. BOWMAN, (the "Executive") and Cyberian Outpost, Inc., a Connecticut corporation with its principal offices at 23 N. Main Street, Kent, Connecticut 06757 (the "Company");

WHEREAS the Company wishes to employ the services of the Executive for the period and upon the terms and conditions hereinafter set forth, and Executive desires to serve in such capacities upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the Company and Executive hereby agree as follows:

     1.   Employment.
          ----------

     (a) The Company will employ the Executive, and the Executive agrees to be employed by the Company, as President and Chief Executive Officer of the Company. Executive will have the responsibilities, duties and authority commensurate with his position as President and Chief Executive Officer.

     (b) Executive shall devote his full business time and energies to the business and affairs of the Company; provided, however, that nothing contained in this Paragraph 1(b) shall be deemed to prevent or limit his right to: (i) own not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market ( a "Public Company"), provided that Executive does not otherwise have any relationship with such company; (ii) make passive investments aggregating to not more than ten percent (10%) of the securities of any entity that is not a Public Company and is not engaged in a competing business with the Company and with respect to which he is not obligated or required to, and which he does not in fact, devote any substantial efforts which interfere with his fulfillment of his duties hereunder; (iii) subject to the prior approval of the Board of Directors of the Company (the "Board"), to serve as a member on the Board of Directors, Board of Trustees or other similar body of other corporations, trade associations, professional associations or entities; and (iv) continue to serve on the Boards of any corporations, trade associations, professional associations or other entities or maintain his current investments as of the Effective Date, as listed on a disclosure letter dated September 19, 1999 provided to the Company by counsel to the Executive.

     (c)  Notwithstanding the provisions of Paragraph 1(b) hereof, Executive may
(i) maintain his current ownership of approximately twenty-two percent (22%) of the outstanding shares of iContact.com, Inc. ("iContact.com"); (ii) until the earlier to occur of the expiration of six (6) months from the date hereof or the commencement of employment of a new Chief Executive Officer at iContact.com, perform limited duties as the Executive Chairman thereof, consisting primarily of assisting in the identification and hiring of such Chief Executive Officer and the transition of responsibility to such new Chief Executive Officer; and
(iii) after the
expiration of the period set forth in Paragraph 1(c)(ii) hereof, remain as non-executive Chairman of iContact.com; provided, however, that Executive shall not permit any work or activity for iContact.com at any time to interfere with his duties or responsibilities to the Company.

     2.   Term of Employment.
          ------------------

     (a) Executive's employment hereunder shall commence on EMPLOYMENT COMMENCEMENT DATE (the "Commencement Date") and continue until the second anniversary thereof, subject to extension in accordance with the provisions of the following paragraph, unless terminated earlier in accordance with the terms hereof (the "Employment Term").

     (b) On each two-year anniversary of the Commencement Date, Executive's employment hereunder shall be automatically extended for a period ending on the second anniversary of such date, unless earlier terminated in accordance with the terms hereof, and unless either Executive or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice was given no later than thirty (30) days prior to the relevant anniversary of the Commencement Date. If either party gives such notice and absent earlier termination in accordance with the terms hereof, the Termination Date (as defined below) shall be the last day of the Employment Term.

     As used herein, "Termination Date" shall mean the last date of Executive's employment, as determined in accordance with the terms of this Agreement.

     3.   Compensation.
          ------------

     (a) Base Salary. In consideration for Executive's services under this Agreement, Executive will be paid (i) during the period commencing on the Commencement Date and ending on the first anniversary thereof, salary at an annual salary rate of two hundred thousand dollars ($200,000.00) and (ii) during the twelve (12) month period commencing on the first anniversary of the Commencement Date and each twelve (12) month period commencing on each anniversary of the Commencement Date thereafter during the Employment Term, at an annual salary rate as determined by the Board or its Compensation Committee, but in any event at least equal to the annual salary rate in effect immediately preceding the commencement of the twelve (12) month period in question. Executive's annual salary rate in effect from time to time is referred to herein as the "Base Salary." Executive's Base Salary shall be paid in periodic installments at such times as salaries are generally paid to other senior executives of the Company.

     (b) Bonus Plans. In addition to Executive's Base Salary, Executive shall be entitled to participate in any bonus plans which the Company provides or may establish for the benefit of its senior executives pursuant to which he may be paid any such discretionary bonus payments as the Board or its Compensation Committee shall determine in recognition of Executive's and the Company's performance. In accordance with this provision, the Executive may earn a bonus of up to 40% of the Base Salary during the Company's fiscal year ended February 28, 2000, prorated for the portion of the fiscal year employed, payable as soon as possible thereafter and to be tied to performance goals to be set by the Compensation Committee, based on a proposal to be submitted by management of the Company to the Compensation Committee.

     4.   Benefits and Reimbursement of Expenses.
          --------------------------------------

     (a) Vacation. Executive shall be entitled to four (4) weeks of vacation in the twelve (12) month period commencing on the Commencement Date and ending on the first anniversary thereof and each twelve (12) month period thereafter during the Employment Term (an "Employment Year"). All vacation days shall be taken at such time or times reasonably calculated so as not to interfere with the business of the Company. If Executive does not use his vacation leave in any Employment Year, he may carry the unused days over from year to year on a cumulative basis.

     (b) Employee Benefit Plans and Other Benefits. Executive shall also be entitled to participate in any employee benefit plans which the Company from time to time provides or may establish for the benefit of its senior executives (including, without limitation, group life, medical, and other insurance, retirement, pension, profit-sharing and similar plans), as such plans may be amended from time to time.

     (c) Reimbursement of Expenses. Executive shall be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are reasonably incurred by him in furtherance of the Company's business in accordance with reasonable policies adopted from time to time by the Company. The Company will also provide Executive with a monthly allowance to partially offset the cost of acquisition and maintenance of a first class automobile for use by Executive primarily in connection with the performance by him of his duties under this Agreement.

     (d) Life Insurance. Subject to the Executive's being insurable at standard rates, during the Employment Term, the Company will provide One Million Dollars ($1,000,000.00) of term life insurance for Executive, with Executive's designee as beneficiary.

     5.   Termination upon Death or Disability.
          -------------------------------------

     (a) Executive's employment by the Company shall terminate upon his death, or upon fifteen (15) days prior written notice from the Company if, by virtue of total and permanent disability (as hereinafter defined), Executive is unable to perform his duties hereunder.

     (b) Executive shall be considered to be totally and permanently disabled hereunder if for reasons involving mental or physical illness or physical injury Executive is unable to or fails to perform a substantial portion of his duties hereunder for a period of one hundred eighty (180) consecutive calendar days or more. The determination that, by virtue of total and permanent disability, Executive is unable to perform a substantial portion of his duties hereunder shall be made by a physician chosen by the Company and reasonably satisfactory to Executive (or his legal representative). The cost of such examination shall be borne by the Company. Executive shall submit to such examination upon the Company's request.

     (c) For purposes of this Paragraph 5, the Termination Date in the event of death shall be the date of death and in the event of total and permanent disability shall be the date fifteen (15) days after the Company's written notice to Executive that the physician referenced to above in Paragraph 5(b) has made a determination of Executive's total and permanent disability in accordance with Paragraph 5(b) above.

     6.   Termination by the Executive.   Executive's employment may be
          -----------------------------
terminated by him, by giving a Notice of Termination, as follows: (a) at any time by written notice of at least sixty (60) days to the Company and; (b) at any time by written notice for a "Constructive Termination". The Termination Date in the event of any such termination shall be the date set forth in the Notice of Termination.

     As used herein, a "Constructive Termination" shall mean: (i) a failure of the Company to comply with any provision of this Agreement which failure, if capable of remedy, has not been cured within thirty (30) days after notice of such noncompliance has been given by the Executive to the Company, provided that any notice of termination hereunder shall be given within ninety (90) days after the end of such thirty (30) day period; or (ii) a material change by the Company in Executive's authority, functions, duties or responsibilities which materially adversely affects his position with the Company or causes it to become of less responsibility, scope or importance, provided that such material change is not in connection with a termination of Executive's employment hereunder for Cause; or (iii) a proposal by the Company to relocate the Executive's principal place of employment to a location which is outside of the State of Connecticut or the greater New York City metropolitan area.

     7.   Termination by the Company.
          --------------------------

     (a) Termination Events. Executive's employment may be terminated at any time by the Company (i) with Cause (in accordance with Paragraph (b) below) by a Notice of Termination to Executive, effective immediately unless a later date is otherwise stated in such notice, which date shall be the Termination Date therefor, (ii) without Cause at any time, by a Notice of Termination to Executive, effective sixty (60) days after the date given, except as Executive and the Company may otherwise agree, which date of effectiveness shall be the Termination Date therefor, or (iii) for total and permanent disability in accordance with Paragraph 5.

     (b) Definition of "Cause". For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon: (i) the continued and willful failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by Executive for a Constructive Termination); (ii) the willful engaging by Executive in misconduct which is materially injurious to the Company's business or reputation, monetarily or otherwise; (iii) the willful violation by Executive of any material provision of this Agreement; or (iv) Executive's conviction of an act of fraud or embezzlement against the Company. Executive shall not be deemed to have been terminated for Cause unless (1) reasonable notice has been delivered to him setting forth the reasons for the Company's intention to terminate for Cause, and (2) a period of twenty (20) days has elapsed since delivery of such notice during which Executive was afforded an opportunity to cure, if capable of remedy, the reasons for the Company's intention to terminate for Cause. No action or failure to act by Executive shall be deemed willful under this Paragraph if Executive believed in good faith that such conduct was in, or not opposed to, the best interest of the Company.

     8.  Notice of Termination.  Any termination of Executive's employment by
         ---------------------
the Company or by Executive (other than as a result of death) shall be communicated by written notice of termination to the other party hereto in accordance with Paragraph 16(a) (a "Notice of Termination").

     9.   Payments of Compensation Upon Termination or Expiration.
          -------------------------------------------------------

     (a) Without Cause, Expiration Occasioned by Company or Constructive Termination. In the event Executive's employment hereunder is terminated by the Company without Cause under Paragraph 7, or if Executive's employment is terminated by Executive for a Constructive Termination, or if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, Executive shall be entitled to a lump-sum payment payable within thirty (30) days of the Termination Date equal to (i) the greater of the amount of Base Salary that, absent early termination by the Company without Cause or by Executive for a Constructive Termination, would have been paid from the Termination Date through the remainder of the then current Employment Term, or one year of Base Salary, plus (ii) to the extent earned and not already paid, any bonus payable pursuant to Paragraph 3 for the prior fiscal year. Furthermore, in such event, Executive shall be entitled to the continuation of benefits set forth in Paragraph 11 below.

     (b) For Cause, by Executive other than for Constructive Termination, or upon Death or Total and Permanent Disability. In the event the Company shall terminate Executive's employment for Cause, or Executive shall terminate his employment for other than Constructive Termination, or Executive gives written notice under Paragraph 2(b) of his desire to end the automatic extension of the Employment Term, or in the event of the death or total and permanent disability of Executive pursuant to Paragraph 5, then Executive shall be entitled as of the Termination Date to no additional compensation under this Agreement, except as provided in Paragraph 12 or as otherwise provided under the benefit plans of the Company.

     (c) Termination following a Change of Control. In the event that, following a Change of Control (as defined below) of the Company, (i) Executive's employment hereunder is terminated by the Company without Cause under Paragraph 7, or (ii) Executive's employment is terminated by Executive for a Constructive Termination, or (iii) if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, Executive shall be entitled to a lump-sum payment payable within thirty (30) days of the expiration of the Employment Term equal to the sum of (i) three (3) times the annual Base Salary rate in effect immediately prior to such Termination Date, plus (ii) to the extent earned and not already paid, any bonus payable pursuant to Paragraph 3 for the prior fiscal year. Furthermore, in such event, Executive shall be entitled to the continuation of benefits set forth in Paragraph 11 below.

     As used herein, a "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following:

     (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company;

     (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors (hereinafter referred to as a "Board Change"), provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this provision, considered as though such individual were an Incumbent Director; or

     (iii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

     (iv) any transaction of the type described in subsection (iii) above where (A) the percentage referred to is more than 80% of the combined voting power of all the outstanding securities and where (B) within three
     (3) months of such transaction Executive is not serving as chief executive officer of the combined company or group of companies and reporting only to the Board of Directors of the parent company; or

     (v) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act") (other than Darryl Peck, the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate (A) in the event the Company is not a "Reporting Company" (meaning a Company that is subject to the reporting requirements of the Exchange Act and has registered shares of a class of equity securities pursuant to Section 12(g) or 12(b) of the Exchange Act), fifty percent (50%) or more or (B) in the event the Company is a Reporting Company, twenty-five percent (25%) or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company.

     10.  Equity Compensation.  On the date hereof, the Company shall grant to
          -------------------
Executive an option (which shall, in the discretion of Executive, be either a non-qualified option or an incentive option within the meaning of Section 422 of the Internal Revenue Code ("Section 422") (or any combination thereof), provided that any incentive option must comply with all applicable provisions of Section
422) to purchase one million two hundred thousand (1,200,000) shares of the common stock of the Company pursuant to the Company's 1998 Employee, Director and Consultant Stock Plan at a per share exercise price equal to the market price of the Company's common stock as quoted on the NASDAQ National Market as of the close of business on the day prior to the Effective Date. The option will have a term of ten years. The option will become exercisable for ten percent (10%) of the shares as of the Commencement

Date, thirty percent (30%) twelve (12) months after the Commencement Date, and the remainder of the option will become exercisable in eighteen (18) equal monthly installments following such twelve (12) month period in accordance with the terms of the option agreement. In the event of a Change of Control after the Effective Date, the option will become fully exercisable. The form of option agreement is attached hereto as Exhibit A.
                                ---------

     11.  Continuation of Benefits.  In the event Executive's employment
          ------------------------
hereunder is terminated by Executive for a Constructive Termination or by the Company without Cause or if the Company gives Executive written notice under Paragraph 2(b) above that the Employment Term shall not be extended, then

     a. should Executive properly elect and otherwise qualify for continuation of medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and in effect on the date of the Executive's termination of employment hereunder ("COBRA"), and make the payments required by COBRA, the Company shall reimburse Executive, upon submission of reasonable documentation of such payments, for the cost thereof for the applicable COBRA period but not exceeding eighteen (18) months; and

     b. as to any other Benefit Plan or Benefit described under paragraph 4(b) above, should Executive be eligible to continue group coverage or participation under the terms of such plans or program, as in effect on the date of the Executive's termination of employment, the Company shall bear the cost thereof for a period of eighteen (18) months from the Termination Date, provided that, should continuation under the Company's group plan not be available, the Company shall purchase reasonably comparable individual coverage, if available, at its expense, and provided further, that the Company under no circumstances shall be liable to expend more than one hundred twenty percent (120%) of the cost of providing coverage for Executive under such Benefit Plan or Benefit while he was employed by the Company.

     12.  Accrued Compensation.  In the event of any termination of Executive's
          --------------------
employment for any reason, Executive (or his estate) shall be paid such portion of Executive's Base Salary as has accrued by virtue of his employment during the period prior to termination and has not yet been paid, together with any amounts for accrued but unused vacation time and for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid. Such amounts shall be paid within thirty (30) days of the Termination Date.

     13.  Confidential Information.  The Executive shall not use for his own
          ------------------------
advantage or disclose any proprietary or confidential information relating to the business operations or properties of the Company or any other entity directly or indirectly controlled by the Company (each an "Affiliate") or any of their respective customers, suppliers, servicers, licensors or licensees, unless such information has become public through no fault of the Executive, and provided that such information may be disclosed (i) as required pursuant to court order or other legal proceeding or (ii) as Executive determines is reasonably necessary, to his legal and other advisors. Upon termination of the Executive's employment, the Executive will surrender and deliver to the Company all documents and information of every kind relating to or connected with the Company or any Affiliate and their respective businesses, customers, suppliers, servicers, landlords, licensors and licensees.

     14.  Non-compete.
          -----------

     (a) During Executive's employment under this Agreement or otherwise and for a period of one (1) year after the Termination Date, Executive will not, without the express written consent of the Company, anywhere in the United States or any territory or possession thereof or in any foreign country in which the Company was active as of the Termination Date: (i) compete (as defined below) with the Company or any Affiliate; or (ii) otherwise interfere with, disrupt or attempt to interfere with or disrupt the relationship between the Company or an Affiliate and any person or business that was a customer, supplier, lessor, licensor, contractor or employee of the Company or such Affiliate on the Termination Date or within two (2) years prior to the Termination Date. In addition, for a period of one (1) year after the Termination Date, Executive will not, directly or indirectly, solicit or endeavor to entice away from the Company any of its employees.

     (b) The term "compete" as used in this Paragraph 14 means directly or indirectly, or by association with any entity or business, either as a proprietor, partner, employee, agent, consultant, director, officer, shareholder or in any other capacity or manner to solicit for hire, hire, sell to, rent from, or otherwise conduct (i) any business related to the Internet-based retail sale of computer hardware, software or peripherals or (ii) any other material business actively engaged in by the Company at the Termination Date or (iii) any other material business which the Company has made, and is then continuing to make, substantial plans to conduct at the Termination Date and which the Company is actively engaged in within three (3) months following the Termination Date; provided, however, that (ii) and (iii) above shall not include any business conducted by the Company solely through an entity with which the Company entered into a transaction that constituted a Change of Control (as defined in Paragraph 9 hereof) within three (3) months of the Termination Date).

     (c) The foregoing shall not prohibit Executive from becoming an employee or consultant of iContact.com following the Termination Date provided that the terms of the agreement (referenced in Paragraph 17 hereof) between the Company and iContact.com are not violated by such employment or consultancy and provided that iContact.com is not otherwise in violation of any term of that agreement. In addition, the foregoing shall not prohibit Executive from owning not more than one percent (1%) of the securities of a company that is publicly traded on a securities exchange or over-the-counter market, provided that Executive does not otherwise have any relationship with such company.

     15.  Indemnification; Insurance.  During the period of Executive's
          --------------------------
employment hereunder and thereafter, the Company agrees to indemnify Executive in his capacity as an officer and director of the Company to the maximum extent permitted under applicable state law, and, without limiting the foregoing, the Company will pay all expenses incurred by Executive in accordance with Section 145(e) of the Delaware General Corporation Law; this provision will survive the termination of this Agreement. Further, if available upon payment of a reasonable premium as determined by the Board, the Company will secure standard Director and Officer Liability Insurance covering Executive in his capacity as an officer and director of the Company to the extent such insurance is secured for other senior executives of the Company.

     16.  General.
          -------

     (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Company:  Cyberian Outpost, Inc.
                         23 N. Main Street
                         Kent, Connecticut 06757
                         Attn: Darryl Peck

     If to Executive:    Robert A. Bowman
                         to the address on file with the Company

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e) Parties. This Agreement is personal and shall in no way be subject to assignment by Executive. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company, and shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor as aforesaid.

     (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

     (g) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Connecticut or of the United States of America for the District of Connecticut. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 16(a) hereof.

     (h) Severability. The parties intend this Agreement to be enforced as written. However, if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     (i) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (j) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (k) Expenses. The Company will reimburse the Executive for his reasonable legal fees in connection with the negotiation of this Agreement.

     (l) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                      CYBERIAN OUTPOST, INC.


                                      By:  /s/ Darryl Peck
                                           --------------------
                                      Title:  Chairman of the Board of Directors


                                      /s/ Robert A. Bowman
                                      -------------------------
                                      Robert A. Bowman